Exhibit 3.1

201334600850

DATE:	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
12/12/2013	201334600850	CONVERSION WITHIN SOS RECORDS (CVS)	125.00	300.00	.00	.00	.00

Receipt

This is not a bill. Please do not remit payment.

CARLILE PATCHEN & MURPHY, LLP
MICHELLE CARRION
366 EAST BROAD STREET
COLUMBUS, OH 43215

STATE OF OHIO
CERTIFICATE

Ohio Secretary of State, Jon Husted

801461

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

ADCARE HEALTH SYSTEMS, INC.

and, that said business records show the filing and recording of:

Document(s):	Document No(s):
CONVERSION WITHIN SOS RECORDS	201334600850

Effective Date: 12/12/2013

CHANGE BUSINESS TYPE TO FOREIGN FOR PROFIT

THE SEAL OF THE SECRETARY OF STATE OF OHIO

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 12th day of December, A.D. 2013.

Jon Husted

Ohio Secretary of State

Form 700 Prescribed by:
Jon Husted
Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: (877) SOS-FILE (767-3453)
www.OhioSecretaryofState.gov
Busserv@OhioSecretaryofState.gov

Makes checks payable to Ohio Secretary of State

Mail this form to one of the following:
Regular Filing (non expedite)
P.O. Box 1329
Columbus, OH 43216

Expedite Filing (Two-business day processing time requires an additional $100.00).
P.O. Box 1390
Columbus, OH 43216

Certificate for Conversion for Entities Converting Within or Off the Records of the Ohio Secretary of State

Filing Fee: $125

(CHECK ONLY ONE (1) BOX)

(1) [X] Converting Within The Records of the Ohio Secretary of State

(2) [ ] Converting Off The Records of the Ohio Secretary of State
(187-VXX)

Name of the converting entity AdCareHealth Systems

Jurisdiction of Formation Ohio

Charter/Registration Number 801461

2013 DEC 12 PM 12:03

The converting entity is a:
(Check Only (1) One Box)

_X_ Domestic Corporation (For-Profit or Nonprofit)
___ Foreign Corporation (For-Profit or Nonprofit)
___ Domestic Nonprofit Limited Liability Company
___ Foreign Nonprofit Limited Liability Company
___ Domestic For-Profit Limited Liability Company
___ Foreign For-Profit Limited Liability Company
___ Partnership
___ Domestic Limited Partnership
___ Foreign Limited Partnership
___ Domestic Limited Liability Partnership
___ Foreign Limited Liability Partnership

The converting entity hereby states that it has complied with all laws in the jurisdiction under which it exists and that those laws permit the conversion.

Form 700 Page 1 of 5 Last Revised: 9/30/13

Name of the converted entity .AdCare Health Systems, Inc. Jurisdiction of Formation Georgia Effective Date 12/12/13 (The conversion is effective upon the filing of this certificate or on a later date (Optional) specified in the certificate) Name and address of the person or entity that will provide a copy of the declaration of conversion upon written request. Carlile Patchen & Murphy LLP Name 366 East Broad Street Mailing Address Columbus City Ohio Required information that must accompany conversion certificate if box 2 is checked Zip code If the converting entity is a domestic or foreign entity that will not be licensed In Ohio, provide the name and address of the statutory agent upon whom any process, notice or demand may be served. Name of Statutory Agent Mailing Address Ohio Zip Code City State ___If the agent Is an Individual using a P.O. Box, check this box to confirm that the agent is an Ohio resident. See Instructions for additional filing requirements if (1) the conversion creates a new domestic entity, (2) the converted entity is a foreign entity that desires to transact business in Ohio; or (3) If a domestic corporation or foreign corporation licensed in Ohio is the converting entity. Page2 of 5 Form 700 Last Revised: 9/30/13 The converted entity is a: (Check Only (1) One Box) ___Domestic Corporation (For-Profit or Nonprofit) _X_Foreign Corporation (For-Profit or Nonprofit) ___Domestic Nonprofit Limited Liability Company ___Foreign Nonprofit Limited Liability Company ___Domestic For-Profit Limited Liability Company ___Foreign For-Profit Limited Liability Company ___Partnership ___Domestic Limited Partnership ___Foreign Limited Partnership ___Domestic Limited Liability Partnership ___Foreign Limited Liability Partnership 43215 State

IN WITNESS WHEREOF, the conversion is authorized on behalf of the converting entity and that each person signing the certificate is authorized to do so. Required Must be signed by an authorized representative. By (If applicable) Boyd P. Gentry, Chief Executive Officer Print Name Signature By (If applicable) Print Name Signature By (If applicable) Print Name Form 700 Page 3 of 5 Last Revised: 9/30/13